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                                                                      EXHIBIT 11
            UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


                                                         Three Months Ended June 30,   Six Months Ended June 30,
                                                         ----------------------------  -------------------------
                                                             1994          1993           1994          1993
                                                         -----------   -----------    ------------   -----------
                                                               (in thousands, except per share amounts)
Primary Earnings Per Share
- - --------------------------
      Income available to common shareholders:
      ----------------------------------------
      Income from continuing operations . . . . . . .    $    14,699   $    6,377     $     28,409   $    6,946
      Less: Loss from discontinued operations . . . .         -              -               -          (17,585)
                                                         -----------   -----------    ------------   -----------
      Net income  . . . . . . . . . . . . . . . . . .         14,699        6,377           28,409      (10,639)
      Less: Dividends on preferred stock  . . . . . .         -                (7)           -               (7)
                                                         -----------   -----------    ------------   -----------

      Total . . . . . . . . . . . . . . . . . . . . .    $    14,699   $    6,370     $     28,409   $  (10,646)
                                                         ===========   ===========    ============   ===========

      Weighted average number of common and
      common equivalent shares:
      --------------------------------------------
      Average common shares outstanding . . . . . . .         12,422        9,030           12,372        9,027
      Add: Dilutive effect of stock options after
              application of treasury stock method  .            680          -                769         -
                                                         -----------   -----------    ------------   -----------
                                                              13,102        9,030           13,141        9,027
                                                         ===========   ===========    ============   ===========

      Earnings (loss) per share:
      --------------------------
      Income from continuing operations . . . . . . .    $      1.12   $      .71     $       2.16   $      .77
      Loss from discontinued operations . . . . . . .          -             -               -            (1.95)
                                                         -----------   -----------    ------------   -----------

      Total . . . . . . . . . . . . . . . . . . . . .    $      1.12   $      .71     $       2.16   $    (1.18)
                                                         ===========   ===========    ============   ===========

Fully Diluted Earnings Per Share
- - --------------------------------
      Income available to common shareholders:
      ----------------------------------------
      Income from continuing operations . . . . . . .    $    14,699   $    6,377     $     28,409   $    6,946
      Less: Loss from discontinued operations . . . .          -             -              -           (17,585)
                                                         -----------   -----------    ------------   -----------

      Total . . . . . . . . . . . . . . . . . . . . .    $    14,699   $    6,377     $     28,409   $  (10,639)
                                                         ===========   ===========    ============   ===========

      Weighted average number of common and
      all dilutive contingent shares:
      -----------------------------------------------
      Average common shares outstanding . . . . . . .         12,422        9,030           12,372        9,027
      Add: Dilutive effect of preferred stock after
              application of "if converted" method  .           -              42             -             -
            Dilutive effect of stock options after
              application of treasury stock method  .            697          -                771         -
                                                         -----------   -----------    ------------   -----------
                                                              13,119        9,072           13,143        9,027
                                                         ===========   ===========    ============   ===========

      Earnings (loss) per share:
      --------------------------
      Income from continuing operations . . . . . . .    $      1.12   $      .71     $       2.16   $      .77
      Loss from discontinued operations . . . . . . .           -            -               -            (1.95)
                                                         -----------   -----------    ------------   -----------

      Total . . . . . . . . . . . . . . . . . . . . .    $      1.12   $      .71     $       2.16   $    (1.18)
                                                         ===========   ===========    ============   ===========





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